Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-230196 on Form S-3 of our report dated February 14, 2020, relating to the consolidated financial statements of MercadoLibre Inc. and the effectiveness of MercadoLibre Inc.´s internal control over financial reporting, appearing in this Annual Report on Form 10-K of MercadoLibre Inc. for the year ended December 31, 2019.

/s/ DELOITTE & Co. S.A.

Buenos Aires, Argentina

February 14, 2020